UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2018

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Compensation Committee of the Board of Directors approved updated forms of the following equity award agreements:

•                  Form of Restricted Stock Agreement for Associates.

•                  Form of Stock Option Agreement for Associates.

•                  Form of Performance-Based Restricted Stock Unit Agreement with attached Award Terms (for use in 2018-2020 performance period and for periods thereafter, subject to changes in the weightings, target levels of achievement, and metrics used in the award agreement) (the “2018 Form of Performance Award Agreement”).

The forms of agreements above were updated principally to make conforming changes in light of the adoption of the Second Amended and Restated 2009 Equity Incentive Plan (approved by shareholders on May 18, 2017).  The 2018 Form of Performance Award Agreement was also updated to reflect the following changes:

•                  At the end of a performance period, any earned units are settled in unrestricted shares of AvalonBay Communities, Inc. common stock (as opposed to shares of common stock that are subject to further vesting).

•                  At the end of a performance period, a participant will be paid cash equal in amount to the dividends that would have been payable on such number of earned shares during the performance period.

The 2018 Form of Performance Award Agreement also reflected changes to the weightings of certain metrics and changes to the threshold and maximum target levels of certain metrics.  The weightings, target levels and metrics are subject to change in performance awards that use this form of agreement in future performance periods.

On January 31, 2018 and February 14, 2018, the Compensation Committee approved and recommended to the independent directors on the full Board of Directors who qualify for service on the Compensation Committee (the “Independent Directors”), and on February 15, 2018, the Independent Directors approved and ratified, the granting of awards to officers and associates using the aforementioned forms of agreements.

On January 31, 2018, the Compensation Committee also approved an Amended and Restated Directors’ Deferred Compensation Program and updated forms of a Restricted Stock Agreement for Directors and a Restricted Unit Agreement for Directors (deferred stock award).  The purpose of the Directors’ Deferred Compensation Program is to allow independent directors to elect to receive, in lieu of cash and restricted stock compensation, awards of Restricted Units (deferred stock) that convert to shares of AvalonBay common stock following departure from the Board of Directors.  The purpose for updating the forms of agreements and the Directors’ Deferred Compensation Program was principally to make conforming changes in light of the adoption of the Second Amended and Restated 2009 Equity Incentive Plan.  No awards of restricted stock, and no awards of restricted units under the Directors’ Deferred Compensation Program, have been made to independent directors yet under these revised forms.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                                    Exhibits.

Exhibit No.	Description

10.1	Form of Stock Grant and Restricted Stock Agreement for use with officers and associates.
10.2	Form of Incentive Stock Option / Non-Qualified Stock Option Agreement for use with officers and associates.
10.3	Form of Agreement for Grant of Performance-Based Restricted Stock Units with attached Award Terms (subject to changes in the weightings and metrics used in the award agreement)
10.4	2018 Amended and Restated Directors Deferred Compensation Program
10.5	Form of Director Restricted Stock Agreement
10.6	Form of Director Restricted Unit Agreement (deferred stock award)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 22, 2018

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer